Exhibit 15.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-240180, No. 333-224391 and No.333-212406) and Form F-3 (No. 333-237574) of HUTCHMED (China) Limited (formerly known as “Hutchison China MediTech Limited”) of our report dated December 7, 2021 relating to the consolidated financial statements of Hutchison Whampoa Guangzhou Baiyunshan Chinese Medicine Company Limited, which appears in this Annual Report on Form 20-F of HUTCHMED (China) Limited.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Guangzhou, the People’s Republic of China

March 3, 2022